                                                                    Exhibit 23.2

[LOGO OF DELOITTE & TOUCHE]                 ------------------------------------
                                            Deloitte & Touche LLP
                                            50 Fremont Street
                                            San Francisco, California 94105-2230
                                            Telephone: (415) 247-4000
                                            Facsimile: (415) 247-4329

INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of McKesson HBOC, Inc. of our reports dated May 18, 1998, on McKesson Corporation's consolidated financial statements and financial statement schedule, appearing in and incorporated by reference in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 1998, and our report on FoxMeyer Corporation's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer Corporation and its Chapter 7 bankruptcy filing, appearing in the Current Report on Form 8K/A of McKesson Corporation filed with the Securities and Exchange Commission on April 28, 1997.



/s/ Deloitte & Touche LLP
------------------------------
San Francisco, CA
February 5, 1999